Exhibit 99.1

Aerie Pharmaceuticals Reports Third Quarter 2017

Financial Results and Provides Business Update

Conference Call and Webcast Today, November 8th, at 5:00 p.m. ET

IRVINE, California -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the third quarter ended September 30, 2017, along with a general business update.

Aerie Highlights

•

RhopressaTM (netarsudil ophthalmic solution) 0.02% remains on track after a successful FDA (U.S. Food and Drug Administration) Advisory Committee meeting, with a PDUFA (Prescription Drug User Fee Act) goal date of February 28, 2018.

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Preparation of the RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% NDA (New Drug Application) is progressing on schedule with an expected filing with the FDA in the second quarter of 2018.

•	RhopressaTM commercial launch plans for the U.S. are in the advanced stages of development.
•

International expansion activities are underway with the commencement in the third quarter of 2017 of the RoclatanTM Phase 3 trial named Mercury 3 to prepare for regulatory filing in Europe, and the upcoming initiation of the RhopressaTM Phase 2 clinical trial to prepare for regulatory filing in Japan.

•

Preclinical retina program has expanded to include AR-13154 (Rho kinase inhibitor), as well as AR-1105 (dexamethasone steroid), along with sustained-release delivery technology from DSM and the ophthalmic rights to the PRINT® implant manufacturing technology.

•

As of September 30, 2017, Aerie had $282.2 million in cash, cash equivalents and investments. Cash burn for the nine months ended September 30, 2017 totaled $74.1 million. Cash burn for the full year ending December 31, 2017 is expected to be in the range of $115 million to $120 million, including the cash portion of the asset acquisition announced on October 5, 2017, and acceleration of preparatory commercialization expenses for RhopressaTM.

“The third quarter, and certainly the last few weeks, have proven to be quite successful for Aerie by any measure. We are delighted with the recent positive FDA Advisory Committee vote, the excellent progress we are making in preparing to launch RhopressaTM in the United States, the commencement of our international clinical trial activities, as well as the enhancement of our preclinical pipeline focused on retinal disease. We very much look forward to driving all of our initiatives forward as we continue to build Aerie,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Third Quarter 2017 Financial Results

As of September 30, 2017, Aerie had cash, cash equivalents and investments of $282.2 million. For the third quarter ended September 30, 2017, Aerie reported a net loss, as measured in accordance with accounting principles generally accepted in the United States (GAAP), of $32.4 million, or $0.89 per share, compared to $23.8 million and $0.81 per share for the third quarter of 2016. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per share was 36,210,329 and 29,380,453 for the third quarters of 2017 and 2016, respectively. Total shares outstanding as of September 30, 2017 were 36,426,830.

The $32.4 million net loss for the third quarter of 2017 is comprised of $32.2 million in total operating expenses, including $12.4 million in research and development expenses and $19.8 million in selling, general and administrative expenses. Excluding $6.6 million of non-cash stock-based compensation expense, adjusted total operating expenses for the third quarter of 2017 were $25.6 million, with adjusted research and development expenses of $10.8 million and adjusted selling, general and administrative expenses of $14.8 million. Total adjusted net loss for the third quarter of 2017 was $25.8 million, and adjusted net loss per share was $0.71.

The $23.8 million net loss for the third quarter of 2016 is comprised of $23.3 million in total operating expenses, including $12.7 million in research and development expenses and $10.6 million in selling, general and administrative expenses. Excluding $4.1 million of non-cash stock-based compensation expense, adjusted total operating expenses for the third quarter of 2016 were approximately $19.2 million, with adjusted research and development expenses of $12.0 million and adjusted selling, general and administrative expenses of $7.2 million. Total adjusted net loss for the third quarter of 2016 was $19.7 million, and adjusted net loss per share was $0.67.

The higher operating expenses in the third quarter of 2017 as compared to the third quarter 2016 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, and preparatory activities associated with our RhopressaTM commercialization efforts.

Conference Call / Webcast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting the Company's website at http://investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 5799149. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 5799149. The telephone replay will be available until November 15, 2017.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie's two current product candidates are once-daily intraocular pressure lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA (New Drug Application) for RhopressaTM (netarsudil ophthalmic solution) 0.02% was submitted to the U.S. Food and Drug Administration (FDA) in February 2017, and, in May 2017, the FDA set the PDUFA (Prescription Drug User Fee Act) goal date for the completion of the FDA’s review of the RhopressaTM NDA for February 28, 2018. Aerie’s second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, achieved its primary efficacy endpoint in two Phase 3 registration trials, named Mercury 1 and Mercury 2, and also achieved successful 12-month safety and efficacy results in Mercury 1. The RoclatanTM NDA submission is expected to take place in the first half of 2018. Aerie is also focused on global expansion and the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current and potential future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for our product candidates; our expectations regarding the commercialization and manufacturing of our product candidates; our expectations related to the use of proceeds from our equity and debt financings; our estimates regarding expected cash burn, anticipated capital requirements and our needs for additional financing; the potential advantages of additional product candidates; our plans to pursue development of our product candidates and technologies in ophthalmology, including development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the receipt of the PDUFA goal date notification and the FDA advisory committee’s vote in favor of RhopressaTM do not constitute FDA approval of the RhopressaTM NDA, and there can be no assurance that the FDA will complete its review by the PDUFA goal date, that the FDA will not require changes or additional data that must be made or received before it will approve the NDA, if ever, or that the FDA will approve the NDA. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expense, adjusted selling, general and administrative expense, and adjusted net loss per common share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$194,078	$197,945
Short-term investments	87,256	35,717
Prepaid expenses and other current assets	2,065	4,028
Total current assets	283,399	237,690
Long-term investments	901	—
Property, plant and equipment, net	19,246	7,857
Other assets	2,656	2,707
Total assets	$306,202	$248,254

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$18,045	$18,820
Interest payable	551	551
Total current liabilities	18,596	19,371
Convertible notes, net	123,769	123,539
Other non-current liabilities	4,569	—
Total liabilities	146,934	142,910
Stockholders' equity
Common stock	36	33
Additional paid-in capital	562,545	422,002
Accumulated other comprehensive loss	(98)	(68)
Accumulated deficit	(403,215)	(316,623)
Total stockholders’ equity	159,268	105,344
Total liabilities and stockholders’ equity	$306,202	$248,254

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
Operating expenses
Selling, general and administrative	$19,774	$10,627	$51,402	$29,814
Research and development	12,408	12,688	33,977	38,301
Total operating expenses	32,182	23,315	85,379	68,115
Loss from operations	(32,182)	(23,315)	(85,379)	(68,115)
Other income (expense), net	(141)	(460)	(1,071)	(1,490)
Net loss before income taxes	(32,323)	(23,775)	(86,450)	(69,605)
Income tax expense	49	39	142	132
Net loss	$(32,372)	$(23,814)	$(86,592)	$(69,737)

Net loss per common share—basic and diluted	$(0.89)	$(0.81)	$(2.48)	$(2.52)

Weighted average number of common shares outstanding— basic and diluted	36,210,329	29,380,453	34,932,551	27,632,090

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
GAAP Net loss	$(32,372)	$(23,814)	$(86,592)	$(69,737)
Add-back: non-cash stock-based compensation	6,557	4,099	18,072	11,514
Adjusted Net loss	$(25,815)	$(19,715)	$(68,520)	$(58,223)

Selling, general and administrative expense (GAAP)	$19,774	$10,627	$51,402	$29,814
Less: non-cash stock-based compensation	4,995	3,406	14,032	9,295
Adjusted selling, general and administrative expense	$14,779	$7,221	$37,370	$20,519

Research and development expense (GAAP)	$12,408	$12,688	$33,977	$38,301
Less: non-cash stock-based compensation	1,562	693	4,040	2,219
Adjusted research and development expense	$10,846	$11,995	$29,937	$36,082

Total operating expenses (GAAP)	$32,182	$23,315	$85,379	$68,115
Less: non-cash stock-based compensation	6,557	4,099	18,072	11,514
Adjusted total operating expenses	$25,625	$19,216	$67,307	$56,601

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
Net loss per common share – basic and diluted (GAAP)	$(0.89)	$(0.81)	$(2.48)	$(2.52)
Non-cash stock-based compensation	0.18	0.14	0.52	0.42
Adjusted Net loss per share – basic and diluted	$(0.71)	$(0.67)	$(1.96)	$(2.10)

Weighted average number of common shares outstanding – basic and diluted	36,210,329	29,380,453	34,932,551	27,632,090

Contacts

Aerie Pharmaceuticals
Richard Rubino, 908-947-3540
rrubino@aeriepharma.com
or
Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals
Investors
Ami Bavishi, 212-213-0006
abavishi@burnsmc.com
or
Media
Justin Jackson, 212-213-0006
jjackson@burnsmc.com